Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is made as of September 28, 2007 (the "Effective Date"), by and between National Tax Credit Investors II, a California limited partnership ("NTCI II"), and National Tax Credit, Inc. II, a California corporation (together with NTCI II, each an "Assignor" and, collectively, "Assignors"); Meadow Lake Management Company, Inc., a Arkansas corporation ("General Partner"); and Porter R. Rodgers, Jr., an individual, William Ball, an individual, James E. Lindsey, an individual (each an "Assignee" and, collectively, "Assignees" and together with each of Assignors and General Partner, each a "Party," and as the context requires, any two or more, collectively, the "Parties"), with reference to the following:

A.

Meadow Lake A Limited Partnership (the "Partnership") was formed as a limited partnership under the laws of the State of Arkansas and is being governed pursuant to an Amended and Restated Certificate and Agreement of Limited Partnership, dated as of September 12, 1991, as amended (collectively, the "Amended Partnership Agreement") (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Amended Partnership Agreement).

B.

General Partner is the general partner of the Partnership and Assignors are the limited partners of the Partnership.

C.

Assignors have agreed to assign all of their interests in the Partnership to Assignees and withdraw from the Partnership, Assignees have agreed to acquire such interests and General Partner has consented to such assignment and assumption, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Assignment and Assumption. Effective as of the "Closing Date" (as hereinafter defined):

1.1

Effective as of the "Closing" (as hereinafter defined)

(a)

Each Assignor hereby assigns to Assignees 100% of such Assignor's interest in the Partnership, including, without limitation, all profits, losses, Cash from Operations, surplus cash from a Disposition or Partial Disposition of Partnership Property, and rights to any fees and distributions (such limited partnership interest in the Partnership is hereinafter referred to as the "Interest" and together with the Interest of the other Assignor, collectively, the "Interests"); and

(b)

Assignees assume and agree to perform all of the obligations of Assignors under the Amended Partnership Agreement.

1.2 In consideration for the assignments of the Interests as herein provided, at the Closing Assignees shall pay to Assignors an aggregate amount (the "Payment") equal to $98,879.00. The Payment shall be treated as a direct acquisition of the Interests. Each Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due such Assignor in connection with or in any manner arising out of the Partnership, the Project or any other assets owned by the Partnership. The Payment shall be made by federal funds wired pursuant to instructions from Assignors.

2.

Releases.

2.1 Except for the representations and warranties of Assignors set forth in this Agreement and the "Amendment" (as hereinafter defined"), each of the Partnership, General Partner and each Assignee, for itself and for and on behalf of its partners, members, directors, officers, employees, servants, agents, representatives, administrators, assigns, and attorneys, and on behalf of the Partnership (collectively, the "Partnership Parties"), hereby releases, waives and relinquishes all actions, causes of action, claims and demands whatsoever, at law or in equity, and damages (collectively, "Claims") that any of the Partnership Parties has or allegedly has against either or both Assignors and/or their respective partners, members, directors, officers, employees, servants, agents, representatives, administrators, assigns, and attorneys (collectively, the "NTCI Parties") from the beginning of time up to and including the Closing Date.

2.2 Except for the representations and warranties of General Partner and the obligations of Assignees set forth in this Agreement and the Amendment, each Assignor, for itself and the other NTCI Parties, hereby releases, waives, relinquishes all Claims that Assignor has or allegedly has against the Partnership Parties, or any of them, from the beginning of time up to and including the Closing Date. This release is meant to include, by way of example and not limitation, all claims arising from or related to the management and operation of the Apartment Complex and the Partnership.

2.3

Assignors, General Partner and Assignees each acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Assignors, for themselves and the other NTCI Parties, and each of General Partner and each Assignee, for itself and the other Partnership Parties, waives and relinquishes any right or benefit which either has or may have under Section 1542 of the Civil Code of the State of California or any similar statute under the laws of the State of Arkansas to the full extent that each may lawfully waive all rights and benefits pertaining to the matters set forth herein. in connection with such waiver and relinquishment, Assignors, General Partner and Assignees each acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but it is the intention of Assignors, General Partner and Assignees hereby to fully, finally, and forever settle and release all disputes and differences, known and unknown, suspected and unsuspected, which now exist, may exist or hereafter have existed between them, and in furtherance of such intention, the release herein given shall be and remain in effect as a full and complete general mutual release notwithstanding the discovery or existence of any such additional or different facts.

3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur no later than September 28, 2007 (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, this Agreement shall terminate automatically without the necessity of any further action on the part of either of the Parties unless the Parties otherwise agree in writing.

4.

Representations and Warranties.

4.1 As a material inducement to General Partner and Assignees entering into this Agreement, each Assignor hereby represents and warrants to Assignees the following are true and correct as of the Effective Date, and which warranties and representations shall survive the Effective Date and the withdrawal of Assignors from the Partnership:

(a)

Each Assignor is the owner of its Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Assignee shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under such Assignor.

(b)

The execution and delivery of this Agreement by Assignors and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and assuming the due and proper execution and delivery by Assignees and General Partner, this Agreement is binding upon and enforceable against Assignor in accordance with its terms.

4.2 As a material inducement to Assignors entering into this Agreement, each Assignee hereby represents and warrants to Assignors that assuming the due and proper execution and delivery by Assignors, this Agreement is binding upon and enforceable against such Assignee in accordance with its terms. The foregoing representation and warranty is true and correct as of the Effective Date and shall survive the Effective Date and the withdrawal Assignors from the Partnership.

5.

Indemnity.

5.1 If one or more of the representations and warranties contained in this Agreement by a Party shall prove to be untrue in any respect, such Party shall indemnify and hold harmless the other Parties from and against any and all amounts paid by any or all of such indemnitees to third parties (including, but not limited to, affiliates of such indemnified Parties) resulting from any such untruth or inaccuracy or from any such failure of performance, including, without limitation, any and all losses, claims, damages, liability, reasonable attorneys' and accountants' fees and costs, court costs, costs of appeal and other costs and expenses.

5.2 Any party that is entitled to an indemnification pursuant to this Section 5 (individually, an "Indemnitee" and collectively, the "Indemnitees") shall promptly notify the indemnifying party (the "lndemnitor") in the event an Indemnitee receives any summons or any other written official or unofficial notice or threat of litigation alleging that they (or any party comprising the Indemnitees) may be liable for any matter with respect to which the foregoing indemnities relate. In the event litigation is instituted against any of the Indemnitees with respect to the indemnified matter, the Indemnitor shall have the right, within ten business days of having received such notice, to select counsel which will represent each of the defendant Indemnitees in connection with such litigation, provided that such counsel is reasonably acceptable to the Indemnitees. In the event such counsel is not selected by the lndemnitor pursuant to the preceding sentence, the Indemnitees shall have the right to select their own counsel whose reasonable fees and expenses shall be paid or reimbursed as required hereinabove by the lndemnitor, as its obligations may be pursuant to the foregoing provisions of this Agreement.

The Indemnitor may pursue any litigation relating to any of the foregoing indemnified matters to final determination by a court of competent jurisdiction, and expressly reserves the right, at its sole discretion, to appeal from any adverse judgment or order. Provided the Indemnitor is not in default of its obligations hereunder, no Indemnitee shall have any right to settle without the Indemnitor's express written approval. The Indemnitees agree to cooperate with the Indemnitor and the Indemnitor's counsel in connection with any such litigation. in the event any Indemnitee breaches any of the provisions of this Section, the obligations of the Indemnitor as to that Indemnitee (but not as any other Indemnitee) shall automatically terminate.

6.

 Brokers. General Partner shall pay, and shall indemnify each of the NTCI Parties from and against, all Claims arising from any brokerage or other fee or commission payable or alleged to be payable in connection with the transactions contemplated hereunder and/or under the Amendment.

7.

 Miscellaneous. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

7.1

If to Assignors:

c/o National Partnership Investments Corp.
6100 Center Drive, Suite 800

Los Angeles, CA 90045

Attention: Asset Management

Telephone: (310) 258-5100

with a copy to:

Peter H. Alpert, Esq.

9200 Sunset Boulevard, Suite 900
Los Angeles, CA 90069

Telephone: (310) 277-8300

7.2

If to Assignees:

Porter R. Rodgers, Jr.

c/o Lindsey Management Co., Inc.

1200 East Joyce Boulevard, 6th Floor Fayetteville, AR 72701

Telephone: (479) 521-6686

William Ball

c/o Lindsey Management Co., Inc.

1200 East Joyce Boulevard, 6th Floor

Fayetteville, AR 72701

Telephone: (479) 521-6686

James E. Lindsey

c/o Lindsey Management Co., Inc.

1200 East Joyce Boulevard, 6th Floor

Fayetteville, AR 72701

Telephone: (479) 521-6686

with a copy to:

D. Scott Rogerson

Lindsey Management Co., Inc.

1200 East Joyce Boulevard, 6th Floor

Fayetteville, AR 72701

Telephone: (479) 521-6686

7.3

If to General Partner:

Meadow Lake Management Company, Inc.
1200 East Joyce Boulevard, 6th Floor
Fayetteville, AR 72701

Attention: Porter R. Rodgers, Jr., President
Telephone: (479) 521-6686

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

7.4 If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

7.5 This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

7.6 This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the State of Arkansas.

7.7

Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of Assignors.

7.8 The Parties shall execute and deliver such further instruments, including, without limitation, an amendment to the Amended Partnership Agreement (the "Amendment"), and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

7.9

All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

7.10 in the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys' fees incident to any such proceeding. The term "prevailing party" as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

7.11 This Agreement, together with the Amendment, constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

7.12 In interpreting this Agreement it shall be presumed that this Agreement was jointly drafted and no presumption shall arise against any partner in the event of any ambiguity.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNORS:	NATIONAL TAX CREDIT INVESTORS II,
a California limited partnership

By National Partnership Investments Corp.,
a California corporation,
General Partner

By /s/Craig Gotthardt
Its Vice President

NATIONAL TAX CREDIT, INC. II,
a California corporation

By /s/Craig Gotthardt
Its Vice President

ASSIGNEES:	/s/Porter R. Rodgers, Jr.
PORTER R. RODGERS, JR., an individual

/s/William Ball
WILLIAM BALL, an individual

/s/James E. Lindsey
JAMES E. LINDSEY, an individual

GENERAL PARTNER:	MEADOW LAKE MANAGEMENT COMPANY, INC.
an Arkansas corporation

By /s/Porter R. Rodgers, Jr.
Porter R. Rodgers, Jr.
Its President